UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549
                                 -------------
                                    FORM 8-K
                                 CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) April 30, 2003

                          WAVE SYSTEMS CORP.
            (Exact Name of Registrant as Specified in Charter)

                               DELAWARE
              (State or Other Jurisdiction of Incorporation)

                                0-24752
                            (Commission File Number)

                               13-3477246
                        (IRS Employer Identification No.)

                480 Pleasant Street, Lee, Massachusetts  01238
             (Address of Principal Executive Offices) (ZIP Code)

                             (413) 243-1600
             (Registrant's telephone number, including area code)

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Item 5.  Other Events.

          On April 30, 2003, Wave Systems Corp. ("Wave") entered into two Series H Convertible Preferred Stock Purchase Agreements, each dated as of April 30, 2003 (collectively, the "Purchase Agreements"), pursuant to which Wave sold and issued 548.5 shares of Series H Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), and warrants (the "Warrants") to purchase Wave's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), in a private placement to certain institutional and accredited investors (the "Purchasers") for an aggregate purchase price of $5,485,000. The Purchase Agreements are attached hereto as Exhibits 10.1 and 10.2. The Preferred Shares and the Warrants are referred to herein, collectively, as the "Series H Securities."

          The Preferred Shares are convertible into Class A Common Stock at an initial conversion price of $0.76 per share, initially representing 7,217,115 shares of Class A Common Stock. Dividends on the Preferred Shares accrue on the initial liquidation preference amount of each share ($10,000) at an annual rate of 10%, increasing to 12% on April 30, 2004. Subject to certain conditions, each Preferred Share carries a mandatory conversion provision whereby if the closing bid on Wave's Class A Common Stock exceeds $1.90 for 15 of 20 consecutive trading days, the Preferred Shares shall automatically convert into Class A Common Stock at the conversion price then in effect. The Preferred Shares are subject to the terms and conditions of the Certificate of Designation of the Relative Rights and Preferences of the Series H Convertible Preferred Stock which is attached hereto as Exhibit 4.1.

          The Warrants have a five (5) year term and an initial exercise price equal to $1.13 per share, representing 3,608,556 shares of Class A Common Stock. The rights of the holders of the Warrants are more fully set forth in the applicable form of Warrant attached hereto as Exhibits 10.4 or 10.5.

          The Series H Securities are not convertible or exercisable until the trading day following Wave's shareholder meeting which is currently planned for Monday, July 14, 2003. Wave is not obligated to issue in excess of an aggregate of 10,355,865 shares of Class A Common Stock (representing 19.99% of the Class A Common Stock outstanding before the financing) (the "Share Cap") in connection with the financing, unless and until the shareholders of Wave approve the issuance of Class A Common Stock in excess of the Share Cap. Under the terms of the Purchase Agreements, Wave has agreed to solicit shareholder approval authorizing, in connection with the financing, the issuance of shares of Class A Common Stock in excess of the Share Cap. Any shares of Class A Common Stock issuable upon conversion or exercise of the Series H Securities (the "Conversion Shares") in excess of the Share Cap will be redeemable by Wave at the option of the holders if the shareholders do not approve the issuance of Conversion Sh ares in excess of the Share Cap.

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

          Under the terms of the Purchase Agreements, under certain conditions, for one year following April 30, 2003, the Purchasers may exercise a right of first refusal to subscribe for certain equity and/or equity-linked securities issued by Wave in its future financings. Furthermore, if Wave consummates an equity or equity-linked financing within two years following April 30, 2003, the holders of the Series H Securities may exchange their Series H Securities for the securities issued in such financing.

          Neither the Series H Securities nor the Conversion Shares are currently registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As part of the financing, Wave has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Conversion Shares. The Registration Rights Agreement is attached hereto as Exhibit 10.3.

          On April 30, 2003, the Company issued a press release announcing the transaction. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.






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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit 4.1 Certificate of Designation of the Relative Rights and Preferences of the Series H Convertible Preferred Stock of Wave, dated as of April 30, 2003.

Exhibit 10.1 Form of Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003 (the "First Purchase Agreement"), by and among Wave and the purchasers of the Series H Convertible Preferred Stock.

Exhibit 10.2 Form of Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003 (the "Second Purchase Agreement"), by and between Wave and an individual purchaser.

Exhibit 10.3 Form of Registration Rights Agreement by and among Wave and the purchasers of the Series H Convertible Preferred Stock, dated as of April 30, 2003.

Exhibit 10.4 Form of Warrant issued by Wave pursuant to the First Purchase Agreement to each of the purchasers of the Series H Convertible Preferred Stock, dated as of April 30, 2003.

Exhibit 10.5 Form of Warrant issued by Wave pursuant to the Second Purchase Agreement to the individual purchaser, dated as of April 30, 2003.

Exhibit 99.1 Press Release of the Wave, dated April 30, 2003, announcing the private placement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         WAVE SYSTEMS CORP.




                                         By:  /s/ Steven Sprague
                                             -----------------------------------
                                             Steven Sprague
                                             Chief Executive Officer

Dated:  May 2, 2003



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